Exhibit 99.2

Nordstrom Board of Directors Approves Quarterly Dividend
SEATTLE - March 16, 2022 - Nordstrom, Inc. (NYSE: JWN) announced today that it is reinstating a quarterly dividend. The Company’s board of directors approved a quarterly dividend of 19 cents per share payable on April 13, 2022, to shareholders of record at the close of business on March 28, 2022.
ABOUT NORDSTROM
At Nordstrom, Inc. (NYSE: JWN), we exist to help our customers feel good and look their best. Since starting as a shoe store in 1901, how to best serve customers has been at the center of every decision we make. This heritage of service is the foundation we’re building on as we provide convenience and true connection for our customers. Our digital-first platform enables us to serve customers when, where and how they want to shop – whether that’s in-store at more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations or digitally through our Nordstrom and Rack apps and websites. Through it all, we remain committed to leaving the world better than we found it.

INVESTOR CONTACT:	Heather Hollander
Nordstrom, Inc.
InvRelations@Nordstrom.com

MEDIA CONTACT:	Stephanie Corzett
Nordstrom, Inc.
NordstromPR@Nordstrom.com

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